As filed with the U.S. Securities and Exchange Commission on July 14, 2022

Registration No. 333-239673
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

Truist Financial Corporation
(Exact name of Registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0939887 (I.R.S. Employer Identification Number)
214 N. Tryon Street
Charlotte, North Carolina 28202
(336) 733-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________________
Ellen M. Fitzsimmons
Senior Executive Vice President, Chief Legal Officer and Head of Public Affairs, and Corporate Secretary
Truist Financial Corporation
214 N. Tryon Street
Charlotte, North Carolina 28202
(336) 733-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333- 239673) (the “Registration Statement”) of Truist Financial Corporation (the “Registrant”), as amended, which was originally filed with the U.S. Securities and Exchange Commission on July 2, 2020. The Registration Statement registered 4,000,000 shares (the “Shares”) of the Registrant’s Common Stock, par value $5.00 per share (the “Common Stock”), in connection with the Registrant’s Direct Stock Purchase and Dividend Reinvestment Plan, as amended. The offering pursuant to the Registration Statement has been terminated.
In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration 3,367,213 shares of Common Stock registered, but unsold, under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 12, 2022.

Truist Financial Corporation

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title	Senior Executive Vice President, Chief Legal Officer and Head of Public Affairs, and Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933.
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